_______________________________

                       SECURITIES AND EXCHANGE COMMISSION
                         _______________________________

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date of Report (Date of earliest event reported): July 1, 2004


                                GTC Telecom Corp.
              _____________________________________________________
             (Exact name of registrant as specified in its charter)


                                     Nevada
                  ___________________________________________
                 (State or other jurisdiction of incorporation)


         0-25703                                     88-0318246
__________________________                 ________________________________
 (Commission File Number)                  (IRS Employer Identification No.)



                           3151 Airway Ave., Suite P-3
                             Costa  Mesa,  CA 92626
              ______________________________________________________
              (Address of principal executive offices)   (Zip  Code)

Registrant's telephone number, including area code: (714) 549-7700


                                       N/A
          _____________________________________________________________
          (Former name or former address, if changed since last report)

ITEM  5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

On July 1, 2004, GTC Telecom Corp. (the "Registrant" or "GTC") received notice from MCI WorldCom Network Services, Inc. ("MCI") that it was in default of the terms of its Promissory Note with MCI as well as the Telecommunications Services Agreement and Data Services Agreement between MCI and GTC. According to MCI, GTC has a total balance due MCI of approximately $5,679,329 of which $1,049,634 is currently past due. As reported in GTC's periodic reports, MCI is GTC's primary supplier of telecommunications services, which GTC utilizes for the transmission of its customer's telephone and Internet traffic. In order to minimize service disruptions to GTC's customers, GTC has initiated the transfer of all of its customer accounts to its alternate suppliers. Failure to successfully migrate GTC's customers to its alternate suppliers will have a material adverse effect on GTC's operations, including but not limited to, loss of customers.

GTC is currently in discussions with MCI with regards to its outstanding balance and the amounts past due. There can be no guarantees that GTC will be successful in its efforts to reach an amicable resolution with MCI regarding the amounts past due. Failure to successfully restructure the amounts due MCI will have a material adverse effect on GTC's operations.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July  12,  2004             GTC  TELECOM  CORP.



                                   By: /s/ S. Paul Sandhu
                                   ----------------------------
                                   S.  Paul  Sandhu
                                   Chief  Executive  Officer